UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2010

K-V Pharmaceutical Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9601	43-0618919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 2, 2010 (the “Closing Date”), pursuant to the Asset Purchase Agreement (the “Agreement”) by and among K-V Pharmaceutical Company (the “Company”), Particle Dynamics, Inc. (“PDI”), DrugTech Corporation (“DrugTech”) and Particle Dynamics International, LLC (the “Purchaser”), the Company, PDI and DrugTech sold to the Purchaser certain assets associated with the business of PDI (as described below, the “Divested Assets”).

PDI and DrugTech are wholly-owned subsidiaries of the Company. The Purchaser is a newly-formed affiliate of Edgewater Capital Partners.

The Divested Assets, as more fully described in the Agreement, consist of all of the right, title and interest in, to and under (1) the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, and goodwill owned by PDI and used by PDI on the Closing Date in its business, which consists of the manufacture of directly compressible calcium carbonate and other special ingredient products (including but not limited to the products specifically identified in the Agreement) for the pharmaceutical, nutritional, food and personal-care industries using proprietary technologies, (2) the intellectual property owned by DrugTech related to certain PDI product lines, including U.S. and foreign patents and trademarks, and (3) certain leases with respect to facilities used by PDI that were leased by the Company. The Purchaser also agreed to hire approximately 24 employees of the Company that were employed in the operation of the PDI business.

In consideration for the Divested Assets, the Purchaser (1) paid to the Company on the Closing Date $24.6 million in cash, subject to certain operating working capital adjustments, and (2) assumed certain liabilities, including certain contracts. The Purchaser deposited $2.0 million of the purchase price in an escrow arrangement for post-closing indemnification purposes. The operating working capital adjustments, assumed liabilities and escrow arrangement are more fully described in the Agreement. In addition, the Purchaser also agreed to pay to the Company four contingent earn-out payments in total aggregate amount up to, but not to exceed, $5.5 million.

The four earn-out payments are determined as follows:

•

For every dollar of EBITDA (as such term is defined in the Agreement) earned by the Purchaser or its affiliates during the first year following the Closing Date with respect to sales of PDI products in excess of $7.4 million, the Company will receive $3.00, up to a maximum aggregate amount of $1.83 million (the “First Earn-Out”).

•

For every dollar of EBITDA earned by the Purchaser or its affiliates during the second year following the Closing Date with respect to sales of PDI products in excess of $8.4 million, the Company will receive $3.00, up to a maximum aggregate amount of $1.83 million (the “Second Earn-Out”). In addition, to the extent that the First Earn-Out is not fully earned during the first year following the Closing Date, for every dollar of EBITDA earned by the Purchaser or its affiliates during the second year following the Closing Date with respect to sales of PDI products in excess of $7.4 million, the Company will receive $1.50, up to a maximum aggregate amount of $1.33 million. However, the sum of the total aggregate earn-out payments payable after the first and the second year following the Closing Date may not exceed $3.67 million.

•

For every dollar of EBITDA earned by the Purchaser or its affiliates during the third year following the Closing Date with respect to sales of PDI products in excess of $8.9 million, the Company will receive $3.00, up to a maximum aggregate amount of $1.83 million (the “Third Earn-Out”). In addition, to the extent that the Second Earn-Out is not fully earned during the second year following the Closing Date, for every dollar of EBITDA earned by the Purchaser or its affiliates during the third year following the Closing Date with respect to sales of PDI products in excess of $8.4 million, the Company will receive $1.50, up to a maximum aggregate amount of $1.33 million.

•

To the extent that the Third Earn-Out is not fully earned during the third year following the Closing Date, for every dollar of EBITDA earned by the Purchaser or its affiliates during the fourth year following the Closing Date with respect to sales of PDI products in excess of $8.9 million, the Company will receive $1.50, up to a maximum aggregate amount of $1.33 million.

The above-described earn-out payments are fully subordinated to outstanding indebtedness of the Purchaser pursuant to certain subordination arrangements entered into on the Closing Date by the Company. In connection with the sale of the Divested Assets, the Company and the Purchaser also entered into a transition services agreement on the Closing Date, pursuant to which the Company agrees to provide certain transition assistance to the Purchaser for up to a one-year period.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein in its entirety by reference.

A copy of the press release issued by the Company on June 3, 2010 in connection with the entry into the Agreement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Pro forma financial information based on the above-described disposition of assets will be filed subsequently via an amendment to this Current Report on Form 8-K.

(d) Exhibits

The Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates or the assets to be sold. The representations, warranties and covenants contained in the Agreement are made solely for purposes of the Agreement and are made as of specific dates; are solely for the benefit of the parties to the Agreement; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates or the assets to be sold. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of June 2, 2010 by and among Particle Dynamics International, LLC, Particle Dynamics, Inc., DrugTech Corporation and K-V Pharmaceutical Company *+

99.1	Press Release, dated June 3, 2010 *

*	Filed herewith
+	Certain exhibits and schedules to the Agreement identified in the table of contents to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company

By:	/s/ DAVID A. VAN VLIET
David A. Van Vliet Interim President and Interim Chief Executive Officer

Date: June 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of June 2, 2010 by and among Particle Dynamics International, LLC, Particle Dynamics, Inc., DrugTech Corporation and K-V Pharmaceutical Company *+

99.1	Press Release, dated June 3, 2010 *

*	Filed herewith
+	Certain exhibits and schedules to the Agreement identified in the table of contents to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such exhibits or schedules to the Securities and Exchange Commission upon request.